Filed pursuant to Rule 424(b)(3)
Registration No. 333-292830

PROSPECTUS

14,384,052 Shares of Common Stock

This prospectus covers the offer and resale from time to time by the selling stockholders identified in this prospectus or their donees, pledgees, assignees, transferees, distributees or other successors-in-interest (the “selling stockholders”) of up to an aggregate of 14,384,052 shares of our common stock, par value $0.0001 per share, issued by us in a private placement on December 22, 2025, consisting of (i) 4,931,375 shares of our common stock (the “PIPE Shares”) and (ii) 9,452,677 shares of our common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”) held by certain selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all broker or similar commissions related to the offer and sale of their shares.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “INAB.” On January 28, 2026, the last reported sale price of our common stock was $1.96 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 6 of this prospectus and any similar section contained in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that provided or incorporated by reference in this prospectus, and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “IN8bio,” “Company,” “we,” “us,” “our” and similar references refer to IN8bio, Inc.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of gamma-delta T cell product candidates and T cell engagers, or TCEs, for cancer and autoimmune diseases. We are the most clinically advanced gamma-delta T cell-focused company and are utilizing our suite of DeltEx platform technologies as we aspire to eliminate cancer cells to achieve our mission of what we refer to as Cancer Zero — the safe elimination of all cancer cells in every patient battling the disease. We develop ex vivo expanded and activated gamma-delta T cell candidates and TCEs based upon our deep expertise in gamma-delta T cell biology, proprietary genetic engineering, and cell-type specific manufacturing capabilities, which we refer to collectively as our DeltEx platform. Our platform employs allogeneic, autologous, induced pluripotent stem cell, or iPSC, genetically modified cell therapy approaches, and TCEs that are designed to effectively identify and eradicate malignant or pathogenic target cells.

To date, we have conducted two main investigator-sponsored Phase 1 clinical trials to test our gamma-delta T cell technologies in cancer patients. INB-100 tests our DeltEx Allogeneic gamma-delta T cells in older patients with high-risk leukemias undergoing haploidentical stem cell transplantation and INB-200/400 tests our DeltEx Drug Resistant Immunotherapy in newly diagnosed glioblastoma patients. Most recently we introduced INB-600, our proprietary and internally developed T cell engager platform. This platform represents a potentially revolutionary advancement in immunotherapy, harnessing the power of gamma-delta T cells through a distinctive mechanism that optimizes effector function and targeted cytotoxicity through an engager that mimics the function of an in vivo chimeric antigen receptor T cell, or CAR-T. We also have a portfolio of preclinical programs in development. These include INB-300, which is applicable to both solid and liquid tumors using a targeted non-signaling gamma-delta T cell based CAR-T, and INB-500, which encompasses our ability to produce gamma-delta T cells from iPSCs. iPSCs represent a significant step toward next generation approaches of cellular manufacturing for true allogeneic and potentially “off-the-shelf” innate cell therapies.

Corporate Information

Incysus, Ltd. was incorporated in Bermuda on February 8, 2016. On May 7, 2018, Incysus, Ltd. reincorporated in the United States in a domestication transaction in which Incysus, Ltd. converted into a newly formed Delaware corporation, Incysus Therapeutics, Inc. Upon the domestication, each Class A share of Incysus, Ltd. was automatically converted into one share of common stock of Incysus Therapeutics, Inc. and each Class B share of Incysus, Ltd. was automatically cancelled and did not convert into any shares of any class of capital stock of Incysus Therapeutics, Inc. In August 2020, we amended our certificate of incorporation, as amended, to change our name to IN8bio, Inc. Our principal executive offices are located at 350 5th Avenue, Suite 5330, New York, New York 10118, and our telephone number is (646) 600-6438. Our corporate website address is www.in8bio.com. Information contained on, or accessible through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

“IN8BIO,” “INEIGHTBIO,” the IN8BIO logo, DeltEx and other trademarks, trade names or service marks of IN8bio, Inc. appearing in this prospectus are the property of IN8bio, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Private Placement

On December 18, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which we agreed to issue and sell shares of our common stock and, in lieu of common stock, pre-funded warrants to purchase shares of our common Stock, in up to two closings in a private placement (the “Private Placement”). The initial closing (the “Initial Closing”) of the Private Placement occurred on December 22, 2025. At the Initial Closing, we issued and sold to the selling stockholders, (i) with respect to certain selling stockholders, 4,931,375 PIPE Shares, and (ii) with respect to certain selling stockholders, Pre-Funded Warrants to purchase an aggregate of 9,452,677 Pre-Funded Warrant Shares. The purchase price per PIPE Share was $1.38, and the purchase price per Pre-Funded Warrant was $1.3799.

Certain of our directors and officers or their affiliates purchased an aggregate of 920,291 shares of our common stock at the Initial Closing, none of which are included in this registration statement.

Our total net proceeds from the sale of securities in the Initial Closing of the Private Placement, after deducting commissions to the placement agent and offering expenses, was approximately $18.6 million, which does not include any proceeds that may be received upon exercise of any Pre-Funded Warrants issued in the Initial Closing of the Private Placement.

Pursuant to the Purchase Agreement, subject to the occurrence of certain preclinical data milestones in the INB-619 program and share price related conditions, or the waiver of such conditions by the investors holding a majority of the securities purchased in the Private Placement, we agreed to sell in a second closing up to an additional 14,579,706 shares of our common stock or pre-funded warrants to purchase shares of our common stock in lieu of common stock, at the same price per share or pre-funded warrant, respectively, as at the Initial Closing.

Pre-Funded Warrants

Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and is exercisable until the Pre-Funded Warrant is exercised in full. In lieu of making the cash payment upon exercise of a Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Under the terms of the Pre-Funded Warrants, we may not give effect to the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed a percentage set at the discretion of each holder of between 0% and 19.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased to any other percentage up to 19.99% at the holder’s election upon 61 days’ notice to us.

Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we agreed to register for resale the PIPE Shares and the Pre-Funded Warrant Shares (together, the “Registrable Securities”). Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale by the selling stockholders of their Registrable Securities no later than 30 days following the Initial Closing, and to use reasonable best efforts to cause such registration statement to become effective at the earliest possible date after filing and in any case not more than 90 days following the filing.

The registration statement of which this prospectus forms a part is being filed in part to satisfy the requirements of the Registration Rights Agreement.

The Offering

Shares of common stock offered by the selling stockholders	We are registering the resale by the selling stockholders an aggregate of 14,384,052 shares of common stock, consisting of:

•	up to 4,931,375 PIPE Shares; and

•	up to 9,452,677 Pre-Funded Warrant Shares.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders.

Risk factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Nasdaq Capital Market ticker symbol	“INAB”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

In evaluating such forward-looking statements, you should consider various factors, including specifically the risks outlined under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q or Current Report on Form 8-K we subsequently file with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. As a result of these factors, we cannot assure you that the forward-looking statements contained in or incorporated by reference into this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock pursuant to this prospectus by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered hereunder.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders include shares of common stock issued by us in the Initial Closing of the Private Placement, consisting of the PIPE Shares and the Pre-Funded Warrant Shares. For additional information regarding the issuance of these securities in the Private Placement, see the section above entitled “Prospectus Summary—Private Placement.” We are registering the resale of shares of common stock issued to the selling stockholders and issuable upon exercise of the Pre-Funded Warrants in order to permit such selling stockholders to offer the shares for resale from time to time.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees or other successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders as of January 12, 2026. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock (including the PIPE Shares and the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as of January 12, 2026, assuming exercise of the Pre-Funded Warrants held by the selling stockholders on that date for cash, without regard to any limitations on exercises. The percentage of shares owned after the offering in the fifth column is based on 9,766,132 shares of common stock outstanding as of January 12, 2026, plus, for each selling stockholder, the shares of common stock issuable upon exercise of the Pre-Funded Warrants held by such selling stockholder. The third column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the sum of (i) the PIPE Shares and (ii) the maximum number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, in each case held by the selling stockholders. This maximum amount is determined as if the outstanding Pre-Funded Warrants were exercised in full for cash as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Pre-Funded Warrants. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us, other than Emily Fairbairn, who is a member of our board of directors.

			After Offering
Name and Address	Number of Shares Beneficially Owned Before Offering	Maximum Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Alyeska Master Fund, LP(1)	3,901,770	3,623,188	278,582	2.2%
Coastlands Capital Partners LP(2)	3,623,188	3,623,188	—	—
Lytton-Kambara Foundation(3)	1,992,753	1,992,753	—	—
Stonepine Capital, LP(4)	1,614,168	1,449,275	164,893	1.5
Entities Associated with Dellora Investments LP(5)	1,459,273	1,449,273	—	—
Entities Associated with Franklin Biotechnology(6)	1,104,383	724,637	379,746	3.8
Emily Fairbairn(7)	837,804	724,637	113,167	1.1
683 Capital Partners, LP(8)	770,444	724,637	45,807	*
Richard Gormley(9)	72,464	72,464	—	—

*	Less than 1%
(1)

Consists of (i) 957,484 shares of common stock (including 875,000 PIPE Shares), (ii) 2,748,188 Pre-Funded Warrant Shares and (iii) 196,098 shares of common stock issuable upon the exercise of warrants outstanding prior to the Private Placement (“Pre-PIPE Warrants”). The Pre-PIPE Warrants contain a provision precluding exercise of the warrants to the extent that, following exercise, the holder, together with any other persons whose beneficial ownership of common stock could be aggregated with the holder’s for purposes of the Exchange Act, would own more than 9.99% of the common stock outstanding. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. The registered address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(2)

Consists of 3,623,188 Pre-Funded Warrant Shares. Coastlands Capital LP is the investment adviser to Coastlands Capital Partners LP (“Coastlands Capital”), and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner”, and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares except to the extent of such entity or person’s pecuniary interest therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.

(3)

Consists of (i) 900,000 PIPE Shares and (ii) 1,092,753 Pre-Funded Warrant Shares. Laurence Lytton is the President of the Lytton-Kambara Foundation and has sole voting and dispositive power with respect to the securities held by the Lytton-Kambara Foundation. The business address of the Lytton-Kambara Foundation and Mr. Lytton is 467 Central Park West, 17-A, New York, NY 10025.

(4)

Consists of (i) 684,893 shares of common stock (including 520,000 PIPE Shares) and (ii) 929,275 Pre-Funded Warrant Shares. Jon M. Plexico exercises voting and investment discretion with respect to the securities held by Stonepine Capital, LP and as such may be deemed to beneficially own the securities held by Stonepine Capital, LP. The address of Stonepine Capital, LP and Mr. Plexico is 2900 NW Clearwater Drive, Ste 100-11, Bend, OR 97703.

(5)

Consists of (A)(i) 398,784 shares of common stock (including 390,000 PIPE Shares) and (ii) 934,636 Pre-Funded Warrant Shares held directly by Dellora Investments Master Fund LP (“Dellora Master Fund”) and (B)(i) 1,216 shares of common stock and (ii) 124,637 Pre-Funded Warrant Shares held directly by Dellora Long Only Master Fund LP (“Dellora Long Only”). Dellora Investments LP is the investment adviser to Dellora Master Fund and Dellora Long Only and may be deemed to be the beneficial owner of the securities held directly by Dellora Master Fund and Dellora Long Only. Mr. Pyun, as Principal of Dellora Investments LP, has the power to exercise investment and voting discretion over the securities held by Dellora Master Fund and Dellora Long Only and may be deemed to be the beneficial owner of the securities held by Dellora Master Fund and Dellora Long Only. The principal business address of the entities and individual referenced in this footnote is 283 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(6)

Consists of (A)(i) 582,427 shares of common stock (including 462,227 PIPE Shares) and (ii) 120,200 shares of common stock issuable upon exercise of Pre-PIPE Warrants held directly by Franklin Templeton Investment Funds–Franklin Biotechnology Discovery Fund (“Franklin Templeton”) and (B)(i) 332,083 shares of common stock (including 262,410 PIPE Shares) and (ii) 69,673 shares of common stock issuable upon exercise of Pre-PIPE Warrants held directly by Franklin Strategic Series–Franklin Biotechnology Discovery Fund (“Franklin Strategic”). The Pre-PIPE Warrants contain a provision precluding exercise of the warrants to the extent that, following exercise, the holder, together with any other persons whose beneficial ownership of common stock could be aggregated with the holder’s for purposes of the Exchange Act, would own more than 4.99% of the common stock outstanding. Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to both Franklin Strategic and Franklin Templeton. Evan McCulloch is the portfolio manager for both Franklin Strategic and Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the securities held by Franklin Strategic and Franklin Templeton. The address of Franklin Strategic is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Franklin Templeton is 8A Rue Albert Borschette, 1246 Kirchberg, Luxembourg.

(7)

Consists of (i) 724,637 PIPE Shares held by the Malcolm and Emily Fairbairn 2010 CRUT (the “CRUT”), (ii) 202,582 shares of common stock issuable upon exercise of Pre-PIPE Warrants held by the Malcolm and Emily Charitable Remainder Unitrust 2010 (the “Unitrust”), (iii) 3,044 shares of common stock held by Valley High Limited Partnership (“Valley High”), (iv) 923 shares of common stock held by the Emily T. Fairbairn Roth IRA (the “Emily Fairbairn IRA”), and (v) 7,909 shares of common stock issuable upon exercise of options held by Ms. Fairbairn that are currently exercisable or exercisable within 60 days of January 12, 2026. Ms. Fairbairn and her spouse both exercise control over the CRUT and the Unitrust and, as such, have shared voting and investment power over the shares held by the CRUT and the Unitrust. Ms. Fairbairn exercises control over the Emily Fairbairn IRA and, as such, has sole voting and investment power over the shares held by the Emily Fairbairn IRA. Ms. Fairbairn’s spouse is the sole managing partner of Valley High and has sole voting and investment power over the shares held by Valley High. Ms. Fairbairn disclaims beneficial ownership of the shares held by Valley High except to the extent of her pecuniary interest therein. The address of the individuals and entities referenced in this footnote is 10 Orinda View Road, Orinda, California 94563.

(8)

Consists of (i) 724,637 PIPE Shares and (ii) 45,807 shares of common stock issuable upon exercise of Pre-PIPE Warrants. The Pre-PIPE Warrants contain a provision precluding exercise of the warrants to the extent that, following exercise, the holder, together with any other persons whose beneficial ownership of common stock could be aggregated with the holder’s for purposes of the Exchange Act, would own more than 4.99% of the common stock outstanding. The securities held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners, LP and Mr. Zweiman share voting and dispositive power with respect to the securities held by 683 Capital Partners, LP. The address of 683 Capital Partners, LP is 1700 Broadway, Suite 4200, New York, NY 10019.

(9)

Consists of 72,464 PIPE Shares. Mr. Gormley is Vice Chairman and President of Capital Markets at H.C. Wainwright & Co. LLC, which served as our placement agent in the Private Placement. Mr. Gormley’s business address is 430 Park Avenue, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares of common stock covered by this prospectus may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Cooley LLP, Washington, D.C., will pass upon the validity of the securities offered by this prospectus and any supplement thereto. As of the date of this prospectus, GC&H Investments and GC&H Investments, LLC, each an entity that is comprised of partners and associates of Cooley LLP, beneficially own an aggregate of 5,797 shares of our common stock.

EXPERTS

The financial statements of IN8bio, Inc. for the years ended December 31, 2024 and 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in IN8bio, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on IN8bio, Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.in8bio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39692):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December  31, 2024, filed with the SEC on May 7, 2025;

•

our definitive Proxy Statement on Schedule 14A, filed with the SEC on March  17, 2025, as amended by Amendment No.  1 to our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 7, 2025, August 7, 2025 and November 6, 2025, respectively;

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our Current Reports on Form 8-K filed with the SEC on  February 7, 2025,  February 11, 2025,  March 3, 2025,  March 5, 2025,  April 28, 2025,  April 28, 2025,  May 9, 2025,  June 2, 2025,  June 4, 2025,  June  30, 2025, October  27, 2025, November  24, 2025 and December 19, 2025; and

•

the description of our common stock as described in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 13, 2025, including any amendments or reports filed for the purpose of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to IN8bio, Inc., Attn: Patrick McCall, Corporate Secretary, 350 5th Avenue, Suite 5330, New York, New York 10118; telephone: (646) 600-6438.

14,384,052 Shares of Common Stock

PROSPECTUS

January 28, 2026